UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 23, 2019

Ameri Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38286	95-4484725
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5000 Research Court, Suite 750, Suwanee, Georgia	30024
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (770) 935-4152

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On January 23, 2019, certain subsidiaries of Ameri Holdings, Inc. (the “Company”), including Ameri100 Arizona LLC, an Arizona limited liability company, Ameri100 Georgia, Inc., a Georgia corporation, Ameri100 California, Inc., a Delaware corporation and Ameri and Partners, Inc., a Delaware corporation, as borrowers (individually and collectively, “Borrower”) entered into a Loan and Security Agreement (the “Loan Agreement”),  with North Mill Capital LLC, as lender (the “Lender”). The Loan Agreement has an initial term of two years from the closing date, with renewal thereafter if Lender, at its option, agrees in writing to extend the term for additional one year periods (the “Term”). The Loan Agreement is collateralized by a first-priority security interest in all of the assets of Borrower. In addition, (i) pursuant to a Corporate Guaranty entered into by the Company in favor of the Lender (the “Corporate Guaranty”), the Company will guarantee the Borrower’s obligations under the Credit Facility and (ii) pursuant to a Security Agreement entered into between the Company and Lender (the “Security Agreement”), the Company granted a first-priority security interest in all of its assets to Lender.

Borrower may request advances under the Credit Facility in an amount up to, so long as Dilution (as defined in the Loan Agreement) is equal to or less than one and one-half percent (1.5%) of the sum of (i) ninety percent (90%) of the aggregate outstanding amount of Eligible Accounts (as defined in the Loan Agreement) plus (ii) (x) eighty percent (80%) of the aggregate amount of the Eligible Unbilled Accounts (as defined in the Loan Agreement) or (y) One Million Dollars ($1,000,000), whichever is less; minus the Payroll Reserve (as defined in the Loan Agreement); provided, however, that in no event shall the maximum aggregate principal amount outstanding under the Loan Agreement exceed Ten Million Dollars ($10,000,000). The Borrowers received an initial advance on January 23, 2019 in an amount of approximately $2.85 million (the “Initial Advance”).

Borrowings under the Credit Facility will accrue interest at the prime rate (as designated by Wells Fargo Bank, National Association) plus one and three quarters percentage points (1.75%), but in no event shall the interest rate be less than seven and one-quarter percent (7.25%). Notwithstanding anything to the contrary contained in the Loan Documents, the minimum monthly interest payable by Borrower on the Advances (as defined in the Loan Agreement) in any month shall be calculated based on an average Daily Balance (as defined in the Loan Agreement) of Two Million Dollars ($2,000,000) for such month.  For the first year of the Term, Borrower shall pay to Lender a facility fee equal to $50,000, due in equal monthly installments, with additional facility fees due to Lender in the event borrowings exceed certain thresholds and with additional facility fees due and payable in later years or upon later milestones. In addition, Borrower shall pay to Lender a monthly fee (the “Servicing Fee”) in an amount equal to one-eighth percent (.125%) of the average Daily Balance (as defined in the Loan Agreement) during each month on or before the first day of each calendar month during the Term.

Borrower also agreed to certain negative covenants in the Loan Agreement, including that they will not, without the prior written consent of Lender, enter into any extraordinary transactions, dispose of assets, merge, acquire, or consolidate with or into any other business organization or restructure.

If an Event of Default (as defined in the Loan Agreement) occurs, Lender may, among other things, (i) declare all obligations immediately due and payable in full; (ii) cease advancing money or extending credit to or for the benefit of Borrower; and/or (iii) terminate the Loan Agreement as to any future liability or obligation of Lender, without affecting Lender's right to repayment of all obligations and Lender’s security interests.

The foregoing description of the Credit Facility is qualified in its entirety by reference to the full text of the Loan Agreement, that certain Revolving Credit Master Promissory Note, dated January 23, 2019, by Borrower in favor of Lender, the Corporate Guaranty and the Security Agreement, copies of which are filed herewith as Exhibits 10.1-10.4 hereto, and incorporated by reference herein.

In connection with the transaction described above, certain executives of the Company – Brent Kelton (Chief Executive Officer), Barry Kostiner (Chief Financial Officer) and Srinidhi “Dev” Devanur (Chairman) (collectively, the “Executives”) – each entered into a Validity Guaranty Agreement with Management Support and Liquidation Assistance Agreement with Lender (each, a “Validity Agreement”) wherein the Executives, among other things, covenanted to Lender that all information submitted to Lender in relation to the Credit Facility will be true and accurate. In consideration of the Executives entering into the Validity Agreements, the Company agreed to enter into indemnification agreements with each Executive (the “Indemnification Agreements”) wherein the Company agreed to indemnify each Executive to the fullest extent permitted by applicable law in the event that the Executive (i) is liable for any monetary payment due to Lender arising out of or related to the Validity Agreement for any reason (other than by reason of Executive’s conduct if such conduct is finally adjudicated to have been knowingly fraudulent or deliberately dishonest, or to have constituted willful or intentional misconduct) or (ii) was or is made or is threatened to be made a party to or a witness in any suit or proceeding relating to the Validity Agreements.

The foregoing description of the Indemnification Agreements are qualified in their entirety by reference to the full text of the form of Indemnification Agreement, a copy of which is filed herewith as Exhibit 10.5, and is incorporated by reference herein.

Item 1.02	Termination of a Material Definitive Agreement.

The Company used approximately $2.75 million of the Initial Advance to repay all of its outstanding obligations under that certain Loan and Security Agreement, dated July 1, 2016 between the Company, Sterling National Bank and the other parties thereto (the “Sterling Agreement”). Upon payment, the Company’s obligations under the Sterling Agreement were terminated.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

No.	Description

10.1
Loan and Security Agreement, dated January 23, 2019, by and between (i) Ameri100 Arizona LLC, (ii) Ameri100 Georgia, Inc., (iii) Ameri100 California, Inc. and (iv) Ameri and Partners, Inc. and North Mill Capital LLC

10.2	Revolving Credit Master Promissory Note, dated January 23, 2019

10.3	Corporate Guaranty, dated January 23, 2019, by the Company in favor of North Mill Capital LLC

10.4	Security Agreement, dated January 23, 2019, by and between the Company and North Mill Capital LLC

10.5	Form of Indemnification Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

January 25, 2019	AMERI HOLDINGS, INC.

	By:	/s/ Barry Kostiner
		Name:	Barry Kostiner
		Title:	Chief Financial Officer